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                                                                      EXHIBIT 23

Consent

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                                     CONSENT



Risk Management Solutions Inc. ("RMS"), does hereby consent to the use of its name and summary of its seismic study in the prospectus supplement filed by NationsLink Funding Corporation ("NationsLink") with the Securities and Exchange Commission with respect to NationsLink's Commercial Mortgage Pass-Through Certificates, Series 1999-SL. This consent is not to be construed as an admission that RMS is a person whose consent is required to be filed with NationsLink's registration statement under the provisions of the Securities Act of 1933.



                                                RISK MANAGEMENT SOLUTIONS INC.

                                                By:  /s/ Robert S. Hull
                                                     ---------------------------
                                                     Name:      Robert S. Hull
                                                     Title:     SVP, CFO